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                     EMPLOYMENT AGREEMENT OF MICHAEL VICKREY

     This Employment Agreement (this "Agreement") is entered into on this 17th day of December, 1996, by and between The Selmer Company, Inc., a Delaware corporation (the "COMPANY"), and Michael Vickrey (the "EXECUTIVE").

                                 R E C I T A L S

     A.   The Executive is currently employed by The Selmer Company, Inc..

     B. The Company would like to employ the Executive, and the Executive would like to be employed by the Company.

     In consideration of the foregoing and of mutual covenants, agreements, and representations herein contained, the parties hereto agree as follows:

                                A G R E E M E N T

     1. TERM OF EMPLOYMENT. The Company agrees to employ the Executive, and the Executive hereby agrees to accept employment, commencing on January 1, 1997 (the "COMMENCEMENT DATE"), and terminating December 31, 1997, unless otherwise terminated in accordance with the terms set forth in PARAGRAPH 7 of this Agreement (including any extensions, the "TERM").

     2.   DUTIES AND RESPONSIBILITIES.

          a. The Executive shall be employed as the Executive Vice President and Chief Financial Officer of the Company, and shall perform such duties as are from time to time assigned to him by the Board of Directors of the Company (the "BOARD") or the President of the Company and that are normally associated with such position. The Executive shall report to the President of the Company.

          b. In addition, the Executive's duties and responsibilities shall include those ordinarily and customarily performed by a person holding such position, and shall include primary responsibility for all financial matters of the Company. The Executive shall be entitled to office and support staff consistent with such position.

          c. During the period of his employment hereunder, the Executive agrees to devote his entire business time, attention, energies and his best efforts to the performance of his duties.

     3.   COMPENSATION.

          a. For all services to be performed by the Executive during the Term, the Company shall pay to him, together with other compensation as hereinafter provided, an annual salary of $100,000 (subject to such deductions and withholdings as may be required by law or by further agreement with the Executive), commencing on the Commencement Date, payable in arrears biweekly.

          b. In addition, each year the Executive shall be eligible to receive an annual bonus in the sole and absolute discretion of the Board.


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          c.   The Executive shall be eligible to receive annual salary
increases based on his performance of his duties, but any such increases shall be in the sole and absolute discretion of the Board.

     4. BENEFITS. In addition to any other items of compensation provided for in this Agreement, the Executive shall be entitled to the following benefits (the "BENEFITS"):

     a. The Executive shall be entitled to participate in (i) any retirement, life insurance, health, medical, disability or other plans or benefits, whether insured or self-insured, which the Company in its sole and absolute discretion may make available generally from time to time to its executives and (ii) any bonus plans, incentive or otherwise, which the Company, in its sole absolute discretion, may establish from time to time for its executives.

     b. The Executive shall be entitled to vacation in accordance with the Seller's current vacation policy during each year of this Agreement.

     c. The Executive shall be entitled to a leased automobile and all out-of-pocket expenses for the upkeep and maintenance of the automobile. It is estimated that 25% of such aggregate costs shall be deemed the Executive's personal expenses and therefore subject to income tax to him, which shall be adjusted in keeping with Internal Revenue Services practices. Any income taxes due as a result of this paragraph may be reimbursed to him by the Company consistent with current Company practices.

     d. The Executive and the Company may enter into separate agreements in the future on terms and conditions mutually satisfactory to both parties regarding the purchase of additional equity securities of Selmer Industries, Inc.

     5. REIMBURSEMENT OF EXPENSES. The Executive shall be entitled to be reimbursed for all reasonable travel and entertainment expenses that are (a) incurred by him in the performance of his duties hereunder and (b) evidenced by appropriate documentation.

     6. RESTRICTIVE COVENANTS. The Executive acknowledges that certain of the Company's products and services are proprietary in nature and have been manufactured, assembled and marketed through the use of customer lists, supplier lists, trade secrets, methods of operation and other confidential information possessed by the Company and disclosed in confidence to the Executive (the "TRADE SECRETS"), which may not be easily accessible to other persons in the trade. The executive also acknowledges that he will have substantial and ongoing contact with the Company's customers and suppliers and will thereby gain knowledge of customer needs and preferences, sources of equity funding, sources of supply,, methods of assembly and other valuable information necessary for the success of the Company's business. Therefore, except as provided in SUBPARAGRAPHS (a) AND (d) below, and except as provided in PARAGRAPH 8, during the time the Executive is employed under the provisions of this Agreement and until the date of the second anniversary of the termination of the Executive's employment, the Executive shall not, without the prior written consent of the
Company:

          a. during the Term, engage in any business activity that competes with the Company in the manufacturing of band and orchestra instruments or other business in which the Company is engaged, or exploits or utilizes any of the Trade Secretes; PROVIDED, HOWEVER, that the Executive may invest in any publicly-traded company that is similar in nature to the business in which the Company is engaged, provided that such investment shall not exceed 5% of the equity interest in such company on a fully diluted basis;

          b. solicit any person employed by the Company or any affiliate of the Company, appointed as a representative of the Company, or any affiliate of the Company, to


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join him as a partner, co-venturer, employee, investor or otherwise, in any substantial business activity whatsoever;

          c. disclose or reveal any Trade Secrets or other confidential information of the Company to anyone; or

          d. become employed by or associated with, any entity that owns, operates, manages or has a substantial interest in any business activity that competes with the Company in the manufacturing of band or orchestra instruments or other significant business in which the Company is engaged, or exploits or utilizes any of the Trade Secrets; PROVIDED, HOWEVER, if the Executive's employment is terminated by the Company other than for Cause, as defined herein, said period for the purposes of this SUBPARAGRAPH d shall be reduced to one year after the termination of his employment.

     7.   TERMINATION.

          a. The Company shall have the option to terminate the Executive's employment for "CAUSE", which shall be defined as follows: (i) any criminal act or criminal omission by the Executive that causes damage to the Company or any of its properties, assets, businesses, officers, directors, stockholders or employees; (ii) any fraud, misappropriation or embezzlement by the Executive involving properties, assets or funds of the Company; (iii) a conviction of the Executive, or plea of NOLO CONTENDERE by the Executive, to any crime or offense involving monies or other property of the Company or any other felony or criminal act involving moral turpitude; (iv) the violation by the Executive of any non-competition or confidentiality agreement with the Company; or (v) the Executive's intoxication while engaged in the performance of his duties to the Company or drug addiction. In the event of termination of the Executive's employment for Cause, any obligation of the Company to provide any compensation and Benefits to him, as herein set forth, shall cease immediately except as provided in PARAGRAPH 11.

          b. Notwithstanding any other provisions of this Agreement, the Company may, in its sole and absolute discretion, elect to terminate the Executive's employment at any time upon 10 days' written notice; PROVIDED, however, if such should happen, the Company shall pay the Executive at the time of termination a sum equal to (i) his salary for the balance of the Term, and
(ii) $100,000, in full satisfaction of all its obligations to him under the provisions of this Agreement and any other severance or other benefit plan of the Company. In the event of a breach of PARAGRAPH 6 of this Agreement by the Executive after his receipt of this payment, in addition to any other remedies at law or in equity, the Executive, recognizing that the harm to the Company caused by a breach of PARAGRAPH 6 hereof may not be remediable in damages, consents to injunctive relief in respect of such breach.

          c. In the event of termination of the Executive's employment by reason of death or permanent disability, he and/or his estate shall be entitled to his salary and Benefits under the terms of this Agreement for a period of six months following the date of his death or the date upon which he becomes permanently disabled, in addition to any other benefits provided by the Company.

          d. In the event of termination of the Executive's employment by reason of his resignation, written notice of which shall be given by him to the Company at least sixty days prior thereto, he shall be entitled to his salary and Benefits hereunder up to the date of such termination, subject to extension of Benefits required by any governmental laws and regulations.


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     8.   NON-RENEWAL.  If the Company does not offer to renew this Employment
Agreement at the expiration of the Term upon the same terms hereof or upon modified terms as mutually agreed upon by the Executive and the Company, the terms of PARAGRAPH 6(d) shall not apply and the Company shall pay to the Executive a severance benefit on the date of the non-renewal of not less than $100,000 in consideration for which the Executive agrees that he will not become employed by or associated with any entity which owns, operates, manages, or has a substantial interest in any business activity that competes with the Company as a manufacturer of band and/or orchestral instruments for a period of one year after the date of the non-renewal.

     9. INDEMNIFICATION. The Company agrees to indemnity the Executive to the same extent that the Company agrees to indemnity other officers and directors of the Company in their capacity as such. The Company further agrees that such indemnification shall survive the Executive's resignation, termination or expiration of this Agreement, with respect to actions taken by him during his employment with the Company, unless such actions could have been grounds for termination for Cause.

     10. TERMINATION IN EVENT OF SALE OF COMPANY. If (a) all or substantially all of the Company's voting stock or assets is sold while the Executive is employed hereunder, and such purchaser (the "PURCHASER") does not choose to continue the Executive's employment or to hire him, as the case may be; or (b) if the Executive does not choose to be employed by the Purchaser upon the employment terms offered to him by the Purchaser and resigns as a result, in either event of (a) or (b) the Company shall pay him on the date of such sale, or on the date of the Executive's resignation, as the case may be, a sum equal to $100,000 plus the balance of his salary computed over the balance of the Term of this Agreement. The Executive agrees that if he receives any payment under this paragraph he will not accept employment with the Purchaser or its affiliates for a period of one year plus the remaining term of this Agreement as of the date of termination. No other payments shall be due to the Executive under any of the Company's other severance or other plans or arrangements or hereunder, and this Agreement shall be terminated and of no further force or effect.

     11. EMPLOYMENT BENEFITS TO CONTINUE AFTER TERMINATION. If the Executive's employment is terminated by the Company with or without Case, or by resignation, he shall be entitled to continue to participate in any health and medical plans maintained by the Company at his employee rate if he so elects and pays the premium cost of such insurer in advance to the Company until such time as he becomes a participant in another plan or for an additional period of time in accordance with governmental laws and regulations. The Company is not obligated to maintain any such benefit plans under this Agreement.

     12. LIMITATION ON ASSIGNMENT. The Company agrees that if the assets of the business are transferred to any other entity the Executive shall have the right to have this contract assigned to such entity.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, supersedes any and all prior agreements or understandings between the parties and may only be changed by agreement in writing between the parties and may only be changed by agreement in writing between the parties.

     14. BINDING NATURE OF AGREEMENT; ASSIGNMENT. This Agreement shall be binding upon the parties hereto, the heirs and legal representatives of the Executive and the successors and assigns of the Company.


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     15.  GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without giving effect to the conflict of laws principles thereof.

     16.  CONSTRUCTION AND JURISDICTION.

          a. If any legal action relating to or other proceeding is brought by any party for the enforcement of this Agreement, or because of an alleged dispute, breach or default in connection with any provisions of this Agreement, such action shall be commenced in the State of Indiana, and the parties hereto agree that such State shall have exclusive jurisdiction thereof; provided, however, if any court in said State shall decline to afford injunctive relief to the Company on account of the breach or threatened breach of this Agreement by the Executive, the Company shall be entitled to seek such relief from any other court of competent jurisdiction, wherever located.

          b. The prevailing party shall be entitled to recover reasonable attorney's fees and other reasonable costs incurred in such action or proceeding in addition to any other relief to which it may be entitled.

          c. The parties hereby further agree that, in connection therewith, service of process by registered or certified mail or in person shall confer jurisdiction over them.

     17. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

     18. SECTION HEADINGS. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     19. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver by said party of any other or subsequent breach.

     20. NOTICES. All notices and other communications required or permitted to be given under the terms of this Agreement shall be given in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by telecopy, when receipt thereof is acknowledged at the telecopy number listed below for the receiving party, (c) the day following the day on which the same has been delivered prepaid for overnight delivery to a national air courier service or (d) three days following deposit in the United States Mail, registered or certified, postage prepaid, in each case addressed as follows (or to such other addresses that may have been designated by the respective parties hereto for this purpose):

                    If to the Company:

                         The Selmer Company, Inc.
                         Kirkland Messina, Inc.
                         11100 Santa Monica Boulevard - Suite 825
                         Los Angeles, CA 90025

                              Attention:  Dana Messina


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                    With a copy to:

                         Milbank, Tweed, Hadley & McCloy
                         601 South Figueroa Street
                         30th Floor
                         Los Angeles, California 90017

                              Attention:  Eric H. Schunk, Esq.

                         The Selmer Company, Inc.
                         600 Industrial Parkway
                         Elkhart, IN 46515

                              Attention:  Thomas Burzycki

                    If to the Executive:

                         Mr. Michael Vickrey
                         P.O. Box 308
                         Union, Michigan 49130


IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

                    The Selmer Company, Inc.



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                    By: Dana D. Messina




                    --------------------------
                    Michael Vickrey